                                                                     EXHIBIT 3.5


                              OPERATING AGREEMENT


                                      OF


                            LOUISIANA UNWIRED, LLC

                              OPERATING AGREEMENT
                                       OF
                             LOUISIANA UNWIRED, LLC
ARTICLE I NAME

ARTICLE II COMMENCEMENT

ARTICLE III PURPOSE

ARTICLE IV. OFFICES
  1.1  Principal Office
  1.2  Registered Office

ARTICLE V. MEETINGS
  5.1  Annual Meeting
  5.2  Regular Meetings
  5.3  Special Meetings
  5.4  Notice of Meeting
  5.5  Quorum
  5.6  Proxies
  5.7  Voting by Certain Members
  5.8  Formal action by Members.
  5.9  Procedure
  5.10 Presumption of Assent
  5.11 Informal Action of Members
  5.12 Order of Business
  5.13 Telephonic Meeting

ARTICLE VI FISCAL MATTERS
  6.1  Fiscal Year
  6.2  Deposits
  6.3  Checks, Drafts, Etc.
  6.4  Loans
  6.5  Contracts
  6.6  Accountant
  6.7  Legal Counsel

ARTICLE VII MANAGEMENT AND BOARD OF MEMBERS
  7.1  Management
  7.2  Appointment of Managers/Officers
  7.3  Manager/President
  7.4  Assistant Manager/Secretary
  7.5  Election and Tenure
  7.6  Resignations and Removal
  7.7  Vacancies

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  7.8  Salaries

ARTICLE VIII. MEMBERSHIP CERTIFICATES AND THEIR TRANSFER

ARTICLE IX TRANSFER OF MEMBER'S INTEREST
  9.1  Right of First Refusal
  9.2  Securities Restrictions
  9.3  Assignment of Membership Interest
  9.4  Powers of Estate of a Bankrupt Member
  9.5  Admission into Membership
  9.6  Financial Apportionment upon Transfer

ARTICLE X WITHDRAWAL OR EXPULSION OF MEMBERS

ARTICLE XI DISSOLUTION

ARTICLE XII BOOKS AND RECORDS
  12.1 Books and Records
  12.2 Right of Inspection
  12.3 Financial Records

ARTICLE XIII CAPITAL CONTRIBUTIONS

ARTICLE XIV PROFITS, GAINS AND LOSSES

ARTICLE XV INVESTMENT REPRESENTATIONS
  15.1 Investment Purpose
  15.2 Representations and Warranties

ARTICLE XVI LIABILITY AND INDEMNIFICATION
  16.1 No Personal Liability
  16.2 Indemnification by Company
  16.3 Indemnification Funding

ARTICLE XVII MISCELLANEOUS
  17.1 Notice
  17.2 Waiver of Notice
  17.3 Arbitration
  17.4 Agent for Tax Matters
  17.5 Duality of Interest Transactions
  17.6 Anticipated Transactions
  17.7 Gender and Number
  17.8 Articles and other Headings
  17.9 Reimbursement of Managers/Officers and Members
  17.10 Severability
  17.11 Counterparts

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  17.12 Entire Agreement

ARTICLE XVIII AMENDMENTS

RATIFICATION and EXECUTION

                                                                               4
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                              OPERATING AGREEMENT
                                      OF
                            LOUISIANA UNWIRED, LLC

     This Operating Agreement ("Operating Agreement") is entered into as of this 23rd day of February, 1998, by, between and among Cameron Communications Corporation, a Louisiana Corporation, represented herein by its President, John
A. Henning, duly authorized and US Unwired Inc., a Louisiana Corporation, represented herein by its President, Robert Piper, duly authorized as "Members."

     WHEREAS, simultaneously herewith, the Members formed a limited liability company by executing its Articles of Organization for filing with the Secretary of State pursuant to the Louisiana Limited Liability Company Law (Act No. 780 of
1992), R.S. 12:1301 et seq., as amended.

     WHEREAS, the Members desire to adopt this Operating Agreement; and

     WHEREAS, each Member represents that it has sufficient right and authority, without breaching any provision of law or contract to execute this Operating Agreement and is not acting on behalf of any undisclosed or partially disclosed principal by such actions;

     NOW, THEREFORE in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree as follows:

                                   ARTICLE I

                                     NAME

     The name of the limited liability company ("Company") shall be "Louisiana Unwired, LLC" as of the effective date of this Operating Agreement. The business of the Company shall be conducted under that name and the Members shall file the Articles of Organization in the public records of any parish or county where the Company owns immovable property and shall register to do business in

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every state where the Company's minimum contacts so require.

                                  ARTICLE II

                                 COMMENCEMENT

     The Company shall commence as of the time of execution of the Articles of Organization. The Company shall continue until dissolved as hereafter provided in Article XI.

                                  ARTICLE III

                                    PURPOSE

     As stated in the Articles of Organization, the purpose of the Company is to acquire, hold and operate Federal Communications Commission ("FCC") licenses for personal communication services; contract with the Members to build out and operate a Narrowband and Broadband Personal Communications Service ("PCS") system; and to engage in any lawful activity for which limited liability companies may be formed under the Limited Liability Company Law of Louisiana.

                                  ARTICLE IV

                                    OFFICES

     4.1 Principal Office. The principal office of the Company in the State of Louisiana is One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629. The Company may have other offices, either within or without the state of Louisiana, as the Members may designate or as the business of the Company may from time to time require.

      4.2 Registered Office. The registered office of the Company is One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629, and the initial registered agent at that address is Thomas G. Henning. The registered office and the registered agent may be changed from time to time by action of the Members and by filing the prescribed form with the Louisiana Secretary of State.

                                   ARTICLE V

                                   MEETINGS

     5.1 Annual Meeting. The annual meeting of the Members shall be held at the principal place of business of the Company on the 3rd Monday of January of each year, commencing in the year 1998 for the purpose of appointing managers/officers of the Company and to conduct any other business properly before the Members. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of the Members, for any purpose or purposes described in the meeting notice, may be called by any Member. Unless waived, as herein provided and allowed, written or telephonic notice stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Member not less than three or more than sixty days before the date of the meeting. Members may participate in meetings by telephone. Any action which may be taken at a meeting of Members may be taken without a meeting by written action signed by all Members.

     5.2 Regular Meetings. The Members may prescribe the time and place for the holding of regular monthly meetings and may provide notice of such regular meetings by adoption of a resolution at the annual meeting.

     5.3 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Manager/President or by any two Members.

     5.4 Notice of Meeting. Written or telephonic notice stating the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, must be delivered not less than three (3) days before the date of the meeting, either personally or by mail, to each Member of record entitled to vote at the meeting. If mailed, the notice will be deemed to be

                                                                               7
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delivered when deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage prepaid. When all the Members of the Company are present at any meeting, or if those not present sign in writing a waiver of notice of the meeting, or subsequently ratify all the proceedings of the meeting, the transactions of the meeting are as valid as if a meeting were formally called and notice had been given.

     5.5 Quorum. At any meeting of the Members, a majority of the equity interests, as determined from the capital contribution of each Member as reflected by the books of the Company, represented in person or by proxy, will constitute a quorum at a meeting of Members. If less than a majority of the equity interests are represented at a meeting, a majority of the interests so represented may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

     5.6 Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. The proxy must be filed with the Assistant Manager/Secretary of the Company before or at the time of the meeting. No proxy may be valid after three months from date of execution, unless otherwise provided in the proxy.

     5.7 Voting by Certain Members. The equity interest of a member that is a corporation, partnership or company may be voted by the officer, partner, agent or proxy as the Bylaws of the entity may prescribe or, in the absence of such provision, as the Board of Directors of the entity may determine. Voting rights of a member held by a trustee, personal representative, administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer

                                                                               8
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of those rights into his name.

     5.8 Formal action by Members. The act of a majority in equity interest of the Members present at a meeting at which a quorum is present will be the act of the Members. The percentage of equity interest of each Member shall be equal to the percentage set forth in Section 13.2 below.

     5.9 Presumption of Assent. A Member of the Company who is present at a meeting of the Members at which action on any matter is taken will be presumed to have assented to the action taken, unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the person acting as the secretary of the meeting before the adjournment of the meeting or forwards his/her dissent by certified mail to the secretary of the meeting immediately after the adjournment of the meeting. The right to dissent will not apply to a Member who voted in favor of the action.

     5.10 Informal Action of Members. Unless otherwise provided by law, any action required to be taken at a meeting of the Members, or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority in equity interest of the members entitled to vote on such action.

      5.11 Telephonic Meeting. Members of the Company may participate in any meeting of the Members by means of conference telephone or similar communication if all persons participating in the meeting can hear one another for the entire discussion of the matter(s) to be voted on. Participating in a meeting pursuant to this Section will constitute presence in person at the meeting.

                                  ARTICLE VI

                                FISCAL MATTERS

      6.1 Fiscal Year. The fiscal year of the Company will begin on the first day of January and end on the last day of December each year, unless otherwise determined by resolution of the Board of Members.

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

     6.2 Deposits. All funds of the Company will be deposited from time to time to the credit of the Company in the banks, trust companies or other depositories as the Board of Members or a manager/officer may select.

     6.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company will be signed by a manager/officer of the Company.

     6.4 Loans. No loans may be contracted on behalf of the Company or no evidences of indebtedness may be issued in its name unless authorized by a resolution of the Board of Members. The authority may be general or confined to specific instances.

     6.5 Contracts. The Members or manager(s)/officer(s) may authorize any Member, manager/officer or agent of the Company to enter into any contract or execute any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     6.6 Accountant. An Accountant may be selected from time to time by the Members or a manager/officer to perform such tax and accounting services as may be required from time to time. The accountant may be removed by the Members or a manager/officer without assigning any cause.

      6.7 Legal Counsel. One or more Attorney(s) at Law may be selected from time to time by the Members or a manager/officer to review the legal affairs of the Company and to perform other services as may be required and to report to the Members or a manager/officer with respect to those services. The Legal Counsel may be removed by the Members or a manager/officer without assigning any cause.

                                  ARTICLE VII

                        MANAGEMENT AND BOARD OF MEMBERS

     7.1 Management. All of the Members shall constitute the Board of Members. Control and management of the business of the Company shall be vested in a Manager/President and Assistant Manager/Secretary appointed by vote of a majority in equity interest of the Board of Members. The manager/officers shall be authorized to carry out any act on behalf of the Company, including, without limitation, the execution of documents on behalf of and binding upon the Company.

     7.2 Appointment of Managers/Officers. Each year the Board of Members shall appoint a person or entity to be a Manager/President and Assistant Manager/Secretary at the annual meeting of Members referred to in Section 5.1 above.

     7.3 Manager/President. The Manager/President will be the principal executive manager of the Company and, subject to the control of the Board of Members, will, in general, supervise and control all of the business and affairs of the Company. He will, when present, preside at all meetings of the Board of Members. He may sign, with the Assistant Manager/Secretary or any other certifying official as set forth in the Articles of Organization or any amendment thereto, or any other representative of the Company authorized by the Board of Members, certificates for shares of the Company, any deeds, mortgages, bonds, contracts or other instruments except those which are required by law, by this Operating Agreement or by the Board of Members to be otherwise signed or executed; and, in general, will perform all duties as may be prescribed by the Board of Members from time to time.

     7.4 Assistant Manager/Secretary. The Assistant Manager/Secretary will: (1) prepare and keep the minutes of the Board of Members meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of the Operating Agreement or as required by law;
(3) be custodian of the Company records and of the seal of the Company and see to it

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that the Company seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; (4) keep a register of the address of each member; (5) sign with the Manager/President certificates for the shares of the Company, the issuance of which has been authorized by resolution of the Board of Members; (6) have general charge of the share transfer books of the Company; (7) authenticate records of the Company; and, in general, (8) perform all duties incident to the office of Assistant Manager/Secretary and other duties as from time to time may be assigned by the Manager/President or by the Board of Members.

     7.5 Election and Tenure. The managers/officers of the Company will be elected annually by the Members at the annual meeting. Each manager/officer will hold office from the date of his election until the next annual meeting and until his successor has been elected, unless he sooner resigns or is removed.

     7.6 Resignations and Removal. Any manager/officer may resign at any time by giving written notice to the Board of Members and, unless otherwise specified therein, the acceptance of the resignation will not be necessary to make it effective. Any manager/officer may be removed at any time by the Board of Members with or without cause.

     7.7 Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Members.

     7.8 Salaries. The salaries of the managers/officers will be fixed from time to time by the Board of Members and no manager/officer may be prevented from receiving such salary by reason of the fact that he is also a Member of the Company.

                                 ARTICLE VIII

                            MEMBERSHIP CERTIFICATES

     Membership Certificates representing equity interest in the Company will be in the form

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determined by the Members. Membership Certificates must be signed by the
Assistant Manager/Secretary and Manager/President of the Company. All Membership Certificates must be consecutively numbered or otherwise identified. The name and address of the person to whom the Membership Certificates are issued, and the date of issue, must be entered in the Certificate Register of the Company. In case of a lost, destroyed or mutilated Membership Certificate, a new one may be issued on the terms and indemnity to the Company as the Members may prescribe.

                                  ARTICLE IX
                         TRANSFER OF MEMBER'S INTEREST

     9.1 Right of First Refusal.

     (1) Prior to any sale, exchange or other transfer of all or any portion of an interest in the LCC, the transferring Member shall first offer in writing to each of the other Members ("Offeree Members") such interest in the proportion that such Offeree Member's then interest in the Company bears to the then interest in the Company of all Offeree Members under Section 6.2 (each Member's share of the offered interest being referred to herein as his "proportionate share"), at a price which bears the same ratio to the offered price as his proportionate share bears to all proportionate shares, and on the offered terms. Said Offeree Members shall have a period of twenty (20) days after receipt of said written offer to accept said offer to the extent of each Offeree Member's proportionate share, or to reject said offer. In the event any Offeree Member fails to accept the transferring Member's offer within said twenty (20) day period, the portion of the offered interest then remaining shall, within ten
(10) days thereafter, be divided among and sold to the Offeree Members who accepted said offer in proportion that each such Offeree Member's then share of the Membership interest bears to all such Offeree Members' then interest in the Company under Section 6.2, at a price which bears the same ratio to the offered price as the interest sold to such Offeree Member bears to the offered interest.

                                                                              13
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     (2) In the event the Offeree Members do not purchase the offered interest after said thirty (30) day period of time, the transferring Member may then transfer the offered interest (but no more and no less than the offered interest) at a price no more favorable to the purchaser than the offered price and on terms no more favorable to the purchaser than the offered terms, for a period of sixty (60) days following the expiration of the last applicable period of time during which any Offeree Member may have purchased said interest. Under no circumstances can the offered interest be sold, exchanged, or otherwise transferred after expiration of said sixty (60) day period unless and until it has first been referred to the Offeree Members in the complete manner hereinabove provided.

     9.2 Securities Restrictions. After complying with the provisions of Section 9.1(2), no Member may sell, donate, convey, or otherwise transfer his interest in the Company without first obtaining: the issuance of a favorable opinion of counsel for the Company and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company to the effect that (a) the transfer will not be in violation of the Securities Act of 1933 (or any rule or regulation promulgated thereunder) and applicable state securities laws and (b) the transfer will not cause a termination of the Company for Federal income tax purposes under Section 708 of the Internal Revenue Code or any successor provision of any subsequent Federal revenue code. Any transfer made in violation of this Section 9.2 shall not be recognized and no such transferee shall be deemed to have any interest in the Company.

      9.3 Assignment of Membership Interest. An assignment of a Membership interest shall not entitle the assignee to become or to exercise any rights or powers of a Member unless and until such time as he is admitted in accordance with Section 9.5. An assignment shall entitle the assignee only to receive such distributions to which the assignor was entitled to the extent assigned. The pledge of

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

or granting of a security interest, lien, or other encumbrance in or against any or all of the membership interest of a Member shall not cause a Member to cease to be a Member nor shall it cause any such secured creditor to have the power to exercise any rights or powers of a Member:

     9.4 Powers of Estate of a Bankrupt Member. If a Member files for bankruptcy or for any other reason a trustee is appointed to manage the business affairs of the Member, the Member's membership ceases and the Member's trustee, administrator, conservator or other legal representative shall be treated as an assignee.

     9.5 Admission Into Membership. In the event of a sale, assignment, donation, or other transfer of a Company interest to a party who is not a Member, said transferee shall not be recognized as a substituted Member and shall not participate in the management of the Company unless and until he is approved by a majority in interest of the remaining Members and an amendment to this Operating Agreement is executed by the new Member and by all remaining Members and any other appropriate documents are executed and recorded in the proper records of the State of Louisiana and other appropriate states. Any and all changes in Members must be formalized by filing notice of the same with the Secretary of State by amendment of the Articles of Organization. If any Member sells or exchanges his interest in the Company, in violation of the provisions of this Section, and the effect of such sale or exchange is to cause a termination of the Company under Section 708 of the Internal Revenue Code, said selling or exchanging Member shall be liable in damages to the other Members for their losses sustained thereby.

      9.6 Financial Apportionment Upon Transfer. If a Membership interest is transferred or an additional Member is admitted into the Company at any time other than on the first day of a fiscal year of the Company, the Company's books shall not be closed to determine the shares of profits,

                                                                              15
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gains, depreciation deductions, losses and net cash flow of the transferor and the transferee or the original Members and all of the Members, but the profits, gains, depreciation deductions, losses and net cash flow shall be prorated on a daily basis between the portion of the Company's fiscal year preceding the date of transfer or admission and the portion of the Company's fiscal year following the date of transfer or admission, unless a majority in interest of the original Members elect to close the Company's books as of the close of business on the day immediately preceding the date of transfer or admission to determine the transferor's or new Member's share of pre-transfer or pre-admission and the transferee's or new Member's share of post-transfer or post-admission profits, gains, depreciation deductions, losses and net cash flow.

                                   ARTICLE X

                      WITHDRAWAL OR EXPULSION OF MEMBERS

     If a Member is expelled, or voluntarily withdraws from the Company, the former Member shall be entitled to a distribution equal to eighty percent of the total capital contribution.

                                  ARTICLE XI

                                  DISSOLUTION

     The Company shall be dissolved upon the occurrence of any of the following events:

     (a) By consent of a majority in interest of the Members; or

     (b) Upon the withdrawal, expulsion, bankruptcy, or the occurrence of any other event that terminates the continued membership of a Member in the Company, unless within ninety (90) days after such event, a majority in interest of the remaining members elect to continue the Company, or, if membership is reduced to one, one or more additional Members are admitted into the Company.

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                                  ARTICLE XII

                               BOOKS AND RECORDS

     12.1 Books and Records. The books and records of the company must be kept at the principal office of the company or at other places, within or without the state of Louisiana, as the Members from time to time determine.

     12.2 Right of Inspection. Any Member of record will have the right to examine and make copies, at any reasonable time or times for all purposes, minutes and records of the Company. On the written request of any Member, the Company must mail to such Member its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations.

     12.3 Financial Records. All financial records will be maintained and reported based on generally acceptable accounting practices.

                                 ARTICLE XIII

                             CAPITAL CONTRIBUTIONS

     13.1 Initial Contribution. The initial contribution of each member to the capital of the Company shall be $_______.

     The Members shall properly execute the appropriate transfer documents to convey their interest in the property to the Company immediately following its formation.

     13.2 Fair Market Value. The Members hereby acknowledge that their equity ownership interest in the Company based on their capital contributions is as follows:

      MEMBERS                              PERCENTAGE
      -------                              ----------
      Cameron Communications Corporation       50%
      US Unwired Inc.                          50
      Total:                                  100

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

     13.3 Additional Contributions. No Member shall be required to make any additional contributions to the capital of the Company other than that amount, initially agreed to by the Members and no Member shall have the right to withdraw any portion of his capital contribution except as otherwise provided herein. If any additional capital contribution is made by any Member, this Operating Agreement shall be amended to reflect said contribution. Each Member's capital account balance shall be increased by any additional contribution made by him to the Company. No Member shall be paid interest on any capital contributed by him to the Company.

     13.4 Capital Accounts. Each Member's initial capital account balance shall be the fair market value of the capital contribution set forth above.

                                  ARTICLE XIV

                           PROFITS. GAINS AND LOSSES

     14.1 PROFITS. Gains and Losses.

     (a) As used herein, "Profits," "Gains" and "Losses" mean ordinary taxable income; capital or (S) 1231 gains; and ordinary, (S) 1231 and capital losses, respectively, as determined for federal income tax purposes increased by tax-exempt income and decreased by nondeductible expenses (including nondeductible and nonamortizable syndication costs described in (S)709 of the Internal Revenue
Code), but computed by calculating depreciation expense ("Depreciation") for book purposes on the basis of its gross book value on the Company books using the depreciation method and useful life used by the Members for federal income tax purposes.

      (b)(1) The Company's depreciation deductions as calculated for federal income tax purposes shall be allocated among the Members in proportion to the allocation among them of depreciation expenses as calculated pursuant to Section
6.1 (a) for book purposes; provided, however, that depreciation deductions allowed for federal income tax purposes (i) with respect to any asset contributed by a Member to the Company, or (ii) with respect to any asset having a different gross book value than its gross basis for federal income tax purposes, shall be allocated among the Member in accordance with the principles of Section 704(c) of the Internal Revenue Code and the regulations thereunder (without affecting book capital accounts) so as to take into account the difference between adjusted basis and book value (net of accumulated depreciation) in the manner provided therein.

     (2) Gains and losses on the sale or other disposition of Company assets (as calculated for federal income tax purposes) shall be allocated among the Member so as to take into account all differences between the adjusted basis of assets sold or disposed of and their book values (net of accumulated depreciation) but without crediting or debiting capital accounts for said differences, all in accordance with the principles of Section 704(c) of the Internal Revenue Code and the regulations thereunder.

      14.2 Allocations. Except as otherwise provided in Section 14.1, Company profits, gains and losses as defined above shall be divided and shared among the Members in the following percentages:

      MEMBERS                                PERCENTAGE
      -------                                ----------
      Cameron Communications Corporation          50%
      US Unwired Inc.                             50%
      Total:                                     100%

      In the event that any Member's capital account is reduced below zero, such Member shall be required to restore the deficit balance before ceasing to be a Member of the COMPANY.

      14.3 vital Accounts. Each Member's share of COMPANY profits and gains allocated pursuant to Section 14.2 shall be credited to his capital account. Each Member's share of losses allocated pursuant Section 14.2 shall be charged against his capital account.

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

                                  ARTICLE XV

                          INVESTMENT REPRESENTATIONS

     15.1 Investment Purpose. Each Member hereby represents and warrants to the other Members and to the Company that his acquisition of an interest in the Company is made as principal for its own account for investment purposes only and not with a view to the resale or distribution of such interest.

     15.2 Representations and Warranties. Each Member represents and warrants that:

     (a) It has been represented in the formation of the Company by counsel or has received the consultation of other professionals sufficiently familiar with matters of federal and state income taxation to be able to advise as to the possible tax risks of an investment in the Company;

     (b) It has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of an investment in the Company;

     (c) It understands that investment in the Company is an illiquid investment. In particular, it recognizes that:

          (1) It must bear the economic risk of investment in the Company for an indefinite period of time, since interests in the Company have not been registered under the Securities Act of 1933, and, therefore, cannot be sold unless either they are subsequently registered under said Act or an exemption form such registration is available and a favorable opinion of counsel for the Company to that effect is obtained;

          (2) It will have no right to require registration of the interest in the Company under the Securities Act of 1933 and will not be entitled to the benefits of Rule 144 under said Act;

          (3) There will be no established market for interests in the Company and it is extremely unlikely that any public market for said interest will develop; and

           (4) Its right to transfer its interest will be restricted, as provided herein.

     (d) It has been furnished all materials relating to the Company and its proposed activities which it has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information furnished to him;

     (e) It has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investments.

                                  ARTICLE XVI

                         LIABILITY AND INDEMNIFICATION

     16.1 No Member or manager/officer shall be personally liable for monetary damage for breach of any duty set forth in L.S.A.-R.S. 12:1314.

     16.2 Indemnification By Company. As authorized by L.S.A.-R.S. 12:1315 A.(2), the Company shall indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Member, manager/officer, employee or agent of the Company, or is or was serving at the request of the Company, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if the Members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, will not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     16.3 Indemnification Funding. The Company will fiend the indemnification obligations provided by Section 16.2 in the manner and to the extent the Members may from time to time deem proper.

                                 ARTICLE XVII

                                 MISCELLANEOUS

     17.1 Notice. Any notice required or permitted to be given pursuant to the provisions of any law, the Articles of Organization of the Company or this Operating Agreement will be effective as of the date personally delivered, or if sent by mail, on the date deposited with United States Postal Service, prepaid and addressed to the intended receiver at his last known address as shown in the records of the Company.

     17.2 Waiver of Notice. Whenever any notice is required to be given pursuant to the provisions of any law, the Articles of Organization of the Company or this Operating Agreement, a waiver of the notice, in writing, signed by the persons entitled to the notice, whether before or after the time stated therein, will be deemed equivalent to the giving of the notice.

      17.3 Arbitration. In case of a dispute arising between the Members concerning the operation, management or buy-out of the interest of the Company, the Members shall submit the same to arbitration. The Members shall each be entitled to appoint one nominee who will then collectively meet and by majority agreement shall appoint one arbitrator who shall be a licensed attorney at law.

      The arbitrator, when duly appointed, shall have access to all books and records of the Company and shall have the right to examine all of its accounts, notes, securities, books, inventories, assets and equipment and to hear evidence of the Members and other witnesses and to make any accounting necessary and to do all things fully and completely to enable him to make a fair and full settlement of all matters in arbitration. When the arbitrator has passed upon matters in dispute between the Members, he shall notify each Member in writing of his decision and his decision shall be final and binding upon the parties subject to the rights pursuant to the Louisiana Arbitration Law as set forth in LSA-R.S. 9:4201-4217, as amended.

     17.4 Agent for Tax Matters. The Members will appoint an agent who will be responsible for the handling of all required tax documents and who will respond to all inquiries from tax authorities.

     17.5 Duality of Interest Transactions. Members of this Company have a duty of undivided loyalty to this Company in all matters affecting this Company's interests.

     17.6 Anticipated Transactions. Notwithstanding the provision of Section 17.5, it is anticipated that the Members and managers/officers will have other legal and financial relationships. Representatives of this Company, along with representatives of other entities, from time to time may participate in the joint development of contracts and transactions designed to be fair and reasonable to each participant and to afford an aggregate benefit to all participants. Therefore, it is anticipated that this Company will desire to participate in these contracts and transactions and, after ordinary review for reasonableness, that the participation of the Company in these contracts and transactions may be authorized by the Members.

      17.7 Gender and Number. Whenever the context requires, the gender of all words used in this Agreement will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

      17.8 Articles and other Headings. The Articles and other headings contained in this Operating Agreement are for reference purposes only and will not affect the meaning or interpretation.

      17.9 Reimbursement of Managers/Officers and Members. Managers/officers and Members will receive reimbursement for expenses reasonably incurred in the performance of their duties.

     17.10 Severability. Should a court of competent jurisdiction determine that any provision contained herein is not enforceable under the laws of the State of Louisiana or the United States, such a determination shall not affect the enforceability and validity of any other provision contained herein.

     17.11 Counterparts. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

     17.12 Entire Agreement. This Agreement contains the entire understanding between the Members and supersedes any prior understanding and/or written or oral agreements between them respecting the subject matter hereof.

                                 ARTICLE XVIII

                                  AMENDMENTS

     This Operating Agreement may be altered, amended, restated, or repealed and a new Operating Agreement may be adopted by consent of a majority in equity interest of all of the Members, after notice and opportunity for discussion of the proposed alteration, amendment, restatement, or repeal.

                                 CERTIFICATION

      THE UNDERSIGNED, being all of the Members of LOUISIANA UNWIRED, LLC, A Louisiana Limited Liability Company, evidence their adoption and ratification of the foregoing Operating Agreement of the Company.

      THUS DONE AND PASSED by John A. Henning, President of Cameron Communications Corporation, at ________, Louisiana, on the 23rd day of February, 1998, in the presence of the undersigned, competent witnesses, who hereunto sign their names with the said appearers and me, Notary Public, after a due reading of the whole.

WITNESSES:                              CAMERON COMMUNICATIONS CORPORATION


/s/ Sue Duhon                           /s/ John A. Henning
--------------------------              ----------------------------------
                                        BY:    JOHN A. HENNING
/s/ Sharon Mason                        TITLE: PRESIDENT
--------------------------

                                /s/ Sheila King
                               ----------------
                                 NOTARY PUBLIC

     THUS DONE AND PASSED by Robert Piper, President of US Unwired Inc., at Lake Charles, Louisiana, on the 23rd day of February, 1998, in the presence of the undersigned, competent witnesses, who hereunto sign their names with the said appearers and me, Notary Public, after a due reading of the whole.

WITNESSES:                              US UNWIRED INC.

/s/ Sue Duhon                           /s/ Robert Piper
--------------------------              ----------------------------------
                                        BY:    ROBERT PIPER
                                        TITLE: PRESIDENT
/s/ Sharon Mason
--------------------------

                                /s/ Sheila King
                               ----------------
                                 NOTARY PUBLIC

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